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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   JUNE 10, 2005
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                               GRAHAM CORPORATION
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             (Exact name of Registrant as specified in its charter)


           DELAWARE                   1-8462                  16-1194720
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(State or other jurisdiction of     (Commission              (IRS Employer
        incorporation)              File Number)           Identification No.)


20 FLORENCE AVENUE, BATAVIA, NEW YORK 14020                     14020
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 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:     (585) 343-2216
                                                        ------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 10, 2005, Graham Corporation (the "Company") amended its Amended and Restated Credit Facility Agreement dated November 3, 1999 (the "Credit Facility") with Fleet National Bank ("Fleet") pursuant to a Fourth Amendment to Credit Facility Agreement (the "Amendment"). The Amendment revises the Credit Facility to make available for the Company's account letters of credit in aggregate not to exceed the lesser of (a) $8 million or (b) the remaining availability after borrowings under the Company's revolving line. Before the Amendment, the Company's letter of credit capacity was a maximum of $4 million. This Company entered into the Amendment in order to both meet the anticipated increase in its future orders and maintain contractual progress payments in certain sales contracts. A copy of the Amendment is attached to this report as Exhibit 99.1.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.  The following is attached as an exhibit to this Form 8-K:


   Exhibit No.                             Description
   -----------        ----------------------------------------------------------

       99.1 Fourth Amendment to Credit Facility Agreement dated as of June 10, 2005.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                GRAHAM CORPORATION


Date:  June 15, 2005            By:      /s/ J. Ronald Hansen
                                     ---------------------------
                                       J. Ronald Hansen
                                       Vice President - Finance & Administration
                                       and Chief Financial Officer